ARTICLES OF AMENDMENT
               (BY BOARD OF DIRECTORS OR INCORPORATORS)

Wyoming Secretary of State			Phone (307) 777-7311/7312
The Capital Building, Room 110		Fax (307) 777-5339
200 W. 24th Street				Email: corporations@state.wy.us
Cheyenne, WY 82002-0020


1.	The name of the corporation is: Select Media Communications, Inc.


2.	Article 1 is amended as follows:

The name of the corporation shall be In Full Affect, Inc.


3.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are:
				(not applicable)


4.	The date of each amendment?s adoption is: 	January 25, 2005


5.	The amendment was adopted by the Board of Directors or Incorporators
(circle one) without shareholder action and shareholder action was not required.


Date:	January 19, 2005			      _____/s/ James A. Reskin__________
							      James A. Reskin,
						Title:	President and sole director



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Filing Fee: $50.00

Instructions

1.	The document may be executed by the Chairman of the Board, President, or another of the officers.

2.	The document shall be accompanied by one (1) exact form copy.